Exhibit 3.1


                        AMENDMENT TO THE BY-LAWS OF

               AMERIWOOD INDUSTRIES INTERNATIONAL CORPORATION


        The following language is inserted in Article VII of the Company's By-Laws:

              Section 7. Pursuant to Section 794 of the Michigan Business Corporation Act (the "MBCA"), Chapter 7B of the MBCA shall not apply to "control share acquisitions" (as defined in the MBCA) of shares of the corporation.